EXHIBIT 7

                     AUTOMATIC ANNUITY RElNSURANCE AGREEMENT

                                                                       EXHIBIT 7

                                                             RAS Treaty No. 1193









                                    AUTOMATIC



                          ANNUITY RElNSURANCE AGREEMENT


                                     Between


                        IL ANNUITY AND INSURANCE COMPANY

                                       of
                              Indianapolis, Indiana
                           a Massachusetts Corporation
                         (referred to as the Reinsured)

                                       and


                          RIUNIONE ADRIATICA Dl SICURTA

                                       of
                                 Trieste, Italy
                         (referred to as the Reinsurer)

                           Effective December 31, 1996

                                TABLE OF CONTENTS
ARTICLE.
--------


I        AUTOMATIC REINSURANCE

II       LIABILITY

III      PLAN AND AMOUNT OF INSURANCE

IV       REINSURANCE PREMIUMS

V        CLAIMS

VI       REPORTING

VII      ANNUITIZATION

VIII     GENERAL PROVISIONS

IX       RECAPTURE

X        ARBITRATION

XI       LETTER OF CREDIT

XII      IMPROPER SOLICITATION OF POLICY OWNERS

XIII     DURATION OF AGREEMENT

XIV      INTERMEDIARY CLAUSE

XV       EXECUTION

SCHEDULE A        BUSINESS REINSURED

SCHEDULE B        MONTHLY REPORTING

SCHEDULE C        QUARTERLY REPORTING

SCHEDULE D        ANNUAL REPORTING

SCHEDULE E        PROSPECTUSES

THE REINSURED AND THE REINSURER MUTUALLY AGREE TO REINSURE ON THE TERMS AND CONDITIONS SET OUT BELOW.


                                    ARTICLE I
                              AUTOMATIC REINSURANCE
                              ---------------------

1. Insurance. The Reinsured will cede and the Reinsurer will accept as reinsurance the guaranteed minimum death benefit (GMDB) and the guaranteed minimum maturity benefit (GMMB) provided according to the terms of the policies written by the Reinsured as shown in Schedule A.

2. Policies. The policies reinsured in Schedule A are Deferred Variable Annuity policies. Only those policies approved in the state in which they are issued will be covered.

3.   Residency. The annuitant must be a resident of the United States.

                                   ARTICLE II
                                    LIABILITY
                                    ---------

1. The Reinsurer's liability for reinsurance under this Agreement will begin simultaneously with the Reinsured's liability. The Reinsurer's liability for reinsurance will terminate when the Reinsured's liability terminates.

2. The liability of the Reinsurer shall be settled and paid to the Reinsured monthly on the basis of the monthly reports prepared by the Reinsured in the form shown in Schedule B. Payments of amounts due to the Reinsurer and to the Reinsured shall be made, subject to the right of offset as set forth in Article VIII, within thirty days after receipt of the monthly report.

3. This Agreement is between the Reinsurer and the Reinsured. No third party has any contractual rights or relationship under the terms of this Agreement.

                                   ARTICLE III
                          PLAN AND AMOUNT OF INSURANCE
                          ----------------------------

l. Plan. Reinsurance under this Agreement will be on the yearly renewable term basis in accordance with the policy forms issued by the Reinsured and listed on Schedule A.

2. Reductions. If there is a partial withdrawal the net amount at risk under the guaranteed minimum death benefit will be reduced proportionately.

3. Terminations. Payment of a death benefit or full surrender will result in termination of the policy and the reinsurance

                                   ARTICLE IV
                              REINSURANCE PREMIUMS
                              --------------------

The monthly risk premium rate is 1.5 basis points. The monthly risk premium to be paid by the Reinsured to the Reinsurer shall be calculated by multiplying the risk premium rate by one-half the sum of the account values at the beginning and at the end of the month. Account values, as used in this Agreement, shall mean the aggregate value of all reinsured policies before deducting any surrender charges.


                                    ARTICLE V
                                     CLAIMS
                                     ------

1. All reinsurance claim settlements are subject to the terms and conditions of the policy under which the Reinsured is liable.

2. At the time of death, if it is within the surrender charge period, the Reinsurer will pay any excess of the GMDB over the cash surrender value. Otherwise, the Reinsurer will pay the excess of the GMDB over the account value.

3. On the maturity date, as provided by the reinsured policy, the Reinsurer will pay any excess of the GMMB over the account value.

4. Payment of reinsurance proceeds will be made in a single sum regardless of the elected mode of settlement.


                                   ARTICLE VI
                                    REPORTING
                                    ---------

1. The Reinsured will provide the Reinsurer with information necessary to account for the business reinsured properly, as specified in this section.

2. On a monthly basis, the Reinsured will submit a report substantially in accord with Schedule B. The Reinsured agrees to provide or make available to the Reinsurer such documentation as may be necessary to support the items reported.

3. Not later than fifteen (15) days after the end of each quarter, the Reinsured will submit a report substantially in accord with Schedule C.

4.   Termination Because of Non-Payment of Premium
     When reinsurance premiums are delinquent. the Reinsurer shall have the right to terminate the reinsurance policies on the statement by giving the Reinsured thirty (30) days written notice. As of the close of this thirty-day period, all of the Reinsurer's liability will terminate for:

     A. The policies described in the preceding sentence and

     B. The policies where the reinsurance premiums became delinquent during the thirty-day period.

5.   Reinstatement of' a Delinquent Statement

     The Reinsured may reinstate the terminated policies within sixty (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the policies in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and the date of reinstatement. The effective date of reinstatement will be the day the Reinsurer receives the required back premiums.

6. Currency: The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

7. Not later than fifteen (15) days after the end of each calendar year, the Reinsured will submit a report in accord with Schedule D.


                                   ARTICLE VII
                                  ANNUITIZATION
                                  -------------

1. Any annuitized policy (going into pay-out status under an immediate annuity option offered in the contract) shall be deemed to be recaptured by the Reinsured and the Reinsurer shall have no further liability for the annuitized policy,

     Any partially annuitized policy will be treated as a partial withdrawal and the guaranteed minimum death benefit will continue to be reinsured. There will be no refund of reinsurance premiums paid nor reserves paid by the Reinsurer.


                                  ARTICLE VIII
                               GENERAL PROVISIONS
                               ------------------

1. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Reinsured on which the reinsurance is based.

2. The Reinsured and the Reinsurer may each offset any amounts due from one party against any amount owed to the other under the terms and provisions of this Agreement.

3. Expenses. In no event will the Reinsurer have any liability for any extra-contractual damages which are rendered against the Reinsured as a result of acts, omissions or course of conduct committed by the Reinsured in connection with the annuity contracts reinsured under this Agreement.

4. Oversights. If there is an unintentional oversight or misunderstanding in the administration of this Agreement by either company, it can be corrected provided the correction takes place promptly after the oversight or misunderstanding is first discovered. Both companies will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Interest at a rate of 6% annually will be payable on any amounts due to either party as a result of the oversight or misunderstanding.

5. Inspection. At any reasonable time, the Reinsurer may inspect at the Reinsured's Home Office the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement.

     It is agreed by the Reinsurer that any information that is made available for inspection under this section of the Agreement shall be kept confidential and under no circumstances may this information be disclosed to, or made available for inspection by, any third party without the prior consent of the Reinsured.

6. Assignment of transfer. In no event shall either the Reinsured or the Reinsurer assign any of its rights, duties or obligations under this agreement without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

     In no event shall either the Reinsured or the Reinsurer transfer either the policies reinsured under this Agreement or the reinsurance without the prior written approval of the other party. Such approval shall not unreasonably be withheld.

7. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with the applicable federal law and the laws of the State of Massachusetts.

8. Premium Taxes. The Reinsurer will not be liable for premium taxes on direct annuity premiums received by the Reinsured.

9. Insolvency of the Reinsured. In the event of the declared insolvency of the Reinsured, and the appointment of a domiciliary liquidator, receiver, conservator or statutory successor for the Reinsured, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, directly to the Reinsured or its domiciliary liquidator, receiver, conservator or statutory successor, on the basis of the liability of the Reinsured as a result of claims allowed against the Reinsured by any court of competent jurisdiction or any liquidator, receiver, conservator or statutory successor having authority to allow such claims without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim.

     Every liquidator, receiver, conservator or statutory successor of the Reinsured or guaranty fund or association shall give written notice to the Reinsurer of the pendency of a claim involving the Reinsured indicating which of the policies would involve possible liability on the part of the Reinsurer to the Reinsured or its domiciliary liquidator, receiver, conservator or statutory successor, within a reasonable amount of time after the claim is filed in the conservation, liquidation, receivership or other proceeding.

     During the pendency of any claim, the Reinsurer may investigate the same and interpose, at its own expense, in the proceeding where that claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured, to its policyholder, or to any liquidator, receiver or statutory successor of the Reinsured or guaranty fund or association. The expenses thus incurred by the Reinsurer will be chargeable, subject to approval of the applicable court, against the Reinsured as part of the expense on conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured as a result of the defense undertaken by the Reinsurer.

     This reinsurance shall be payable directly by the Reinsurer to the Reinsured or to its domiciliary liquidator, receiver, conservator or statutory successor, except as expressly required otherwise by applicable insurance law.

10. Insolvency of the Reinsurer. In the event the Reinsurer becomes insolvent or suffers an impairment of capital to the extent that the Reinsurer cannot perform its obligations under this Agreement, the Reinsured will have the option to recapture the reinsurance under this Agreement on or after the date of the Reinsurer's insolvency by giving its liquidator, receiver or statutory successor written notice of such recapture.

     The liquidator, receiver or statutory successor will return to the Reinsured any unearned reinsurance premiums as of the effective date of recapture.

     However, if the Reinsured exercises its option to recapture under this Agreement, then the Reinsured must recapture the entire reinsurance under this Agreement and the Reinsured must pay the Reinsurer an amount equal to its unamortized acquisition cost on this Agreement.


                                   ARTICLE IX
                                    RECAPTURE
                                    ---------

Except to the provisions in Articles VII and VIII, business reinsured under this Agreement will not be eligible for recapture unless both parties agree to such recapture, as evidenced by a fully executed written recapture agreement


                                    ARTICLE X
                                   ARBITRATION
                                   -----------

1. Any controversy or claim arising out of or relating to this agreement will be settled by arbitration.

2. There must be three arbitrators who will be active, prior or retired officers of life insurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third.

     In the event either contracting company is unable to choose an arbitrator within thirty (30) days after the other contracting company has given written notice of its arbitrator appointment, the contracting company which has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, and the final selection shall be made by a court of competent jurisdiction from among the submitted names (three each) or any other persons the court finds to be a qualified and impartial arbitrator.

3. With regard to (2) above, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company must pay part of the arbitration expenses as allocated by the arbitrators.

5. The award agreed by the arbitrators will be final and binding upon the parties, and judgment may be entered upon it in any court having jurisdiction.


                                   ARTICLE XI
                                LETTERS OF CREDIT
                                -----------------

It is the intention of all parties that this Article shall set forth the terms and conditions under which any letter(s) of credit required hereunder shall be held in trust.

If a jurisdiction of the United States will not permit the Reinsured, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for the Reinsurer's share of losses and reserves for GMDB and GMMB reserves, if any, the Reinsured shall forward to the Reinsurer a statement of the Reinsurer's share of such reserves. Upon receipt of such statement, the Reinsurer shall promptly provide the Reinsured with a "clean", unconditional and irrevocable Letter of Credit, in the amount specified in the statement submitted with terms and bank acceptable to the regulatory authority(ies) having jurisdiction.

"Losses", as used in this Article, shall mean the sum of all losses paid and allocated loss adjustment expenses paid by the Reinsured but not yet recovered from the Reinsurer, plus reserves for losses and allocated loss adjustment expenses outstanding, plus reserves for losses incurred but not reported as determined by the Reinsured.

The Reinsurer hereby agrees that the Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said letter or any future expiration date unless thirty (30) days prior to any expiration of issuing bank shall notify the Reinsured by Registered Mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a member of the Federal Reserve system or not chartered in the State of Massachusetts, shall provide sixty (60) days notice to the Reinsured prior to any expiration.

Notwithstanding any other provision of this Agreement, the Reinsured or its successors in interest may draw upon such credit at any time for one or more of the following purposes only:

1. To pay the Reinsurer's share or to reimburse the Reinsured for the Reinsurer's share of any losses and reserves as stipulated in the statement submitted by the Reinsured to the Reinsurer;

2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any losses and reserves as stipulated in the statement submitted by the Reinsured to the Reinsurer;

3. To withdraw, for the uses and purposes specified herein which remain executory after such withdrawal, the balance of such credit if the Reinsured has received effective notice of non-renewal of the Letter of Credit and the Reinsurer's liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letter of Credit;

4. To pay or reimburse itself for the Reinsurer's share of any other amounts the Reinsured claims are due under this Agreement.

At semi-annual intervals, or more frequently as determined by the Reinsured, but never more frequently then quarterly, the Reinsured shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of any losses and reserves.

If the state shows that the Reinsurer's share of losses plus reserves exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reinsured of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer's share of losses plus reserves is less than the balance of credit as of the statement date, the Reinsured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reinsured or the disposition or funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorised representatives of the Reinsured. The Reinsured shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.

The rights and obligations of the Reinsurer and the Reinsured, as set forth in this Article, shall not be diminished in any manner whatsoever by the insolvency of any party hereto.


                                   ARTlCLE XII
                     IMPROPER SOLICITATION OF POLICY OWNERS
                     --------------------------------------

l. The parties agree not to contact the owners of the policies for the purpose or soliciting surrender of the policies. However, the Reinsured specifically reserves the right to allow conversion of the policies reinsured under this Agreement to other programs to meet the changing business needs in the market place of the Reinsured. To the extent the Reinsured offers such a conversion program, the Reinsured will offer to the Reinsurer the opportunity to reinsure the death benefits of the new program.

2. Neither the Reinsured nor the Reinsurer will cause or permit the existence of this Reinsurance Agreement to be communicated to any current or prospective policyholder without the prior written approval of either party. In the event this provision is violated, either party may terminate this Agreement without notice.


                                  ARTICLE XIII
                              DURATION OF AGREEMENT
                              ---------------------

1. This Agreement may be terminated with respect to new policies at any time after the fifth anniversary of the effective date of this Agreement. Either party may then terminate this Agreement by giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to an Officer of either company will be the first day of the notice period.

2. During the ninety day period, this Agreement will continue to remain in force.

3. After termination, the Reinsurer's liability for all reinsurance which became effective prior to the termination of this Agreement will terminate when the Reinsured's liability terminates.


                                   ARTICLE XIV
                               INTERMEDIARY CLAUSE
                               -------------------

Ballantyne, McKean & Sullivan Ltd., Latham House, 16 Minories. London, EC3N lAX is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, refunds, allowances, taxes, claims, claim adjustments and refunds) relating thereto shall be transmitted to the Reinsured or to the Reinsurer through Ballantyne, McKean & Sullivan Ltd. Payments by the Reinsured to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Reinsured to the extent that such payments are actually received by the Reinsured.

                                   ARTICLE XV
                                    EXECUTION
                                    ---------

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated and shall be effective as of. December 31, 1996 for all the business inforce.


Riuione Adriatica di Sicurta        IL Annuity and Insurance Company
at Trieste, Italy                   at Indianapolis, Indiana

on May 12, 1997                     on May 12, 1997


By: ___________________________     By: Gregory J. Carney
                                        ----------------------------------------
Title:                              Title: President and Chief Executive Officer


By: ___________________________     By: ________________________________
Title:                              Title:

                                   SCHEDULE A
                               BUSINESS REINSURED
                               ------------------

The policyowners must purchase contracts from the Reinsured consistent with its normal. procedures and practices.


2.       Form Nature and Type                                 Form Number
         --------------------                                 -----------

         Variable Annuity                                     See Attachment I

3.       Additional Forms



The prospectus and the prospective fund descriptions will be submitted to the Reinsurer for review and inclusion in this agreement.

                                   SCHEDULE B
                                MONTHLY REPORTING
                                -----------------


1. Premiums due the Reinsurer

2. Claims payable by the Reinsurer

3. Current Account Value by fund.

                                   SCHEDULE C
                               QUARTERLY REPORTING
                               -------------------


Due fifteen days after each quarter end:

1. Annualized unit return on each fund.

2. Direct premium received by the Reinsured split by new premium and additional premium on existing policy.

3. Current account value split by fund, by sex, and by attained age.

4. Net amount at risk for both GMDB and GMMB split by attained age and sex.

                                   SCHEDULE D
                                ANNUAL REPORTING
                                ----------------


Notification of any change in fund structure, e.g., addition or deletion of fund, change in investment policy or fund manager, etc.

                                   SCHEDULE E
                                  PROSPECTUSES


Prospectuses for the annuity plans covered under this Agreement.

                                  Attachment 1
                               Policy Form Number

                               1.  VA-95
                               2.  VA-95 IN
                               3.  VA-95 FL
                               4.  VA-95 IN ID
                               5.  VA-95 KA
                               6.  VA-95 IN MA
                               7.  VA-95 MN R8/96
                               8.  VA-95 IN OK
                               9.  VA-95 OR
                               10. VA-95 PA
                               11. VA-95 TX

                                                             RAS Treaty No. 1193
[BMS Logo]
                                 AMENDMENT NO.1

                                     to the

                     AUTOMATIC ANNUITY REINSURANCE AGREEMENT

                                     between

                        IL ANNUITY AND INSURANCE COMPANY
                            OF INDIANAPOLIS, INDIANA
                          (A MASSACHUSETTS CORPORATION)
                   (hereinafter referred to as the Reinsured)


                      RIUNIONE ADRIATlCA Dl SICURTA, S.p.A.
                                OF TRIESTE, ITALY
                   (hereinafter referred to as the Reinsurer)

                          Effective: December 31, 1996

This Amendment, between the Reinsured and the Reinsurer is attached to and becomes a part of the Automatic Annuity Reinsurance Agreement effective December 31, 1996 referred to above.

With effect from July 1st, 1997:

1.    Article I is replaced by the attached Article I.
2.    Article IV is replaced by the attached Article IV.
3.    Article V is replaced by the attached Article V.
4.    Article XI is replaced by the attached Article XI.
5. Attachment 1 of Schedule A is replaced by the attached Attachment 1 of Schedule A.
6.    Schedule B is replaced by the attached Schedule B.
7.    Schedule C is replaced by the attached Schedule C.

All other terms and conditions remain unchanged.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their duly authorised officers.


In Indianapolis, Indiana                    In Trieste, Italy

this 18th day of  May, 1998                 this 5th day of May, 1998

IL ANNUITY AND INSURANCE                    RIUNIONE ADRIATICA DI
COMPANY                                     SICURTA S.p.A

/s/Gregory J. Carney  President             ___________________________________
       and Chief Executive Officer          signature                title

[BMS Logo]

ARTICLE I         AUTOMATIC REINSURANCE
                  ---------------------

1. Insurance. The Reinsured will cede and the Reinsurer will accept as reinsurance the guaranteed minimum death benefit (GMDB) and the guaranteed minimum living benefit (GMLB) and Enhanced Death Benefit (both Issue Date Surrender Charge and Premium Date Surrender Charge option) provided according to the terms of the policies written by the Reinsured as shown in Schedule A.

2. Policies. The policies reinsured in Schedule A are Deferred Variable Annuity policies. Only those policies approved in the state in which they are issued will be covered.

3.   Residency. The annuitant must be a resident of the United States.


ARTICLE IV        REINSURANCE PREMIUMS
                  --------------------

The monthly risk premium rate shall be in accordance with the following Table:

------------------------------------------- ------------ -------------
OPTIONS                                     ANNUAL       MONTHLY
------------------------------------------- ------------ ------------- -----------------------------------------------
GMLB/GMDB (Issue Date S.C.)                 16.50bp      1.3750bp      applied to Visionary & Visionary Choice
                                                                       products
------------------------------------------- ------------ ------------- -----------------------------------------------
GMLB/GMDB (Prem Date S.C.)                  14.50bp      1.2083bp      applied to Visionary Choice product
------------------------------------------- ------------ ------------- -----------------------------------------------
Enhanced DB (Issue Date S.C.)               24.75bp      2.0625bp      applied to Visionary Choice product
------------------------------------------- ------------ ------------- -----------------------------------------------
Enhanced DB (Prem Date S.C.)                20.25bp      1.6875bp      applied to Visionary Choice product
------------------------------------------- ------------ ------------- -----------------------------------------------

The monthly risk premium to be paid by the Reinsured to the Reinsurer shall be calculated by multiplying the risk premium rate for each policy option cited in the above Table by one-half the sum of the account values for each policy option at the beginning and at the end of the month. Account values, as used in this Agreement, shall mean the aggregate value of all reinsured policies for each policy option. The total monthly premium shall be the sum of all average account values multiplied by their appropriate risk premium rates in accordance with the Table set out in this Article.

[BMS Logo]

ARTICLE V         CLAIMS
                  ------


1. All reinsurance claim settlements are subject to the terms and conditions of the policies under which the Reinsured is liable.

2. At the time of death, for options GMLB/GMDB (both the Issue Date Surrender Charge and the Premium Date Surrender Charge options) as specified in
     Article IV above, if it is within the surrender charge period, the Reinsurer will pay any excess of the GMDB over the cash surrender value. Otherwise, the Reinsurer will pay the excess of the GMDB over the account value. At the time of death, for the Enhanced Death Benefit options (both the Issue Date Surrender Charge and the Premium Date Surrender Charge options), if it is within the surrender charge period, the Reinsurer will pay any excess of the Enhanced Death Benefit paid (highest account value at any triennial anniversary date) over the cash surrender value. Otherwise, the Reinsurer will pay the excess of the Enhanced Death Benefit paid (highest account value at any triennial anniversary date) over the account value.

3. On the maturity date, as provided by the reinsured policies, the Reinsurer will pay any excess of the GMLB over the account value.

4. Payment of reinsurance proceeds will be made in a single sum regardless of the elected mode of settlement.

[BMS Logo]

ARTICLE XI        LETTERS OF CREDIT
                  -----------------


It is the intention of all parties that this Article shall set forth the terms and conditions under which any letter(s) of credit required hereunder shall be held in trust.

If a jurisdiction of the United States will not permit the Reinsured, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for the Reinsurer's share of losses and reserves for GMLB/GMDB and Enhanced Death Benefit (both for Issue Date Surrender Charge and Premium Date Surrender Charge options), if any, the Reinsured shall forward to the Reinsurer a statement of the Reinsurer's share of such reserves. Upon receipt of such statement, the Reinsurer shall promptly provide the Reinsured with a "clean", unconditional and irrevocable Letter of Credit, in the amount specified in the statement submitted with terms and bank acceptable to the regulatory authority(ies) having jurisdiction.

"Losses", as used in this Article, shall mean the sum of all losses paid and allocated loss adjustment expenses paid by the Reinsured but not yet recovered from the Reinsurer, plus reserves for losses and allocated loss adjustment expenses outstanding, plus reserves for losses incurred but not reported as determined by the Reinsured.

The Reinsurer hereby agrees that the Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said letter or any future expiration date unless thirty (30) days prior to any expiration of issuing bank shall notify the Reinsured by Registered Mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a member of the. Federal Reserve system or not chartered in the State of Massachusetts, shall provide sixty (60) days notice to the Reinsured prior to any expiration.

Notwithstanding any other provision of this Agreement, the Reinsured or its successors in interest may draw upon such credit at any time for one or more of the following purposes only:

1. To pay the Reinsurer's share or to reimburse the Reinsured for the Reinsurer's share of any losses and reserves as stipulated in the statement submitted by the Reinsured to the Reinsurer;

2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any losses and reserves as stipulated in the statement submitted by the Reinsured to the Reinsurer;

3. To withdraw, for the uses and purposes specified herein which remain executory after such withdrawal, the balance of such credit if the Reinsured has received effective notice of non- renewal of the Letter of Credit and the Reinsurer's liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letter of Credit;


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4.   To pay or reimburse itself for the Reinsurer's share of any other amounts the Reinsured claims are due under this Agreement.

At semi-annual intervals, or more frequently as determined by the Reinsured, but never more frequently then quarterly, the Reinsured shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of any losses and reserves.

If the statement shows that the Reinsurer's share of losses plus reserves exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reinsured of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer's share of losses plus reserves is less than the balance of credit as of the statement date, the Reinsured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reinsured or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorised representatives of the Reinsured. The Reinsured shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.

The rights and obligations of the Reinsurer and the Reinsured, as set forth in this Article, shall not be diminished in any manner whatsoever by the insolvency of any party hereto.







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                           ATTACHMENT 1 OF SCHEDULE A
                           --------------------------

                   APPROVED POLICY FORM NUMBERS (AS OF 2/4/98)
                   -------------------------------------------



A. VISIONARY PRODUCTS
   ------------------

1.    VA-95
2.    VA-95 IN
3.    VA-95 FL
4.    VA-95 IN ID
5.    VA-95 KA
6.    VA-95 IN MA
7.    VA-95 MN R8/96
8.    VA-95 IN OK
9.    VA-95 OR
10.   VA-95 PA
11.   VA-95 TX



B. VISIONARY CHOICE PRODUCTS
   -------------------------

1     VCA-97
2.    VCA-97 CA
3.    VCA-97 CT
4.    VCA-97 WV
5.    VCA-97 NE
6.    VCA-97 ND
7.    VCA-97 OK
8.    VCA-97 WI
9.    VCA-97 NM
10.   VCA-97 PA





                                                                              23
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                                   SCHEDULE B
                                   ----------

                                MONTHLY REPORTING
                                -----------------



1.       Premiums due to the Reinsurer - breakdown by:
         (i)   GMLB/GMDB (Issue Date S.C.)
         (ii)  GMLB/GMDB (Prem Date S.C.)
         (iii) Enhanced DB (Issue Date S.C.)
         (iv)  Enhanced DB (Prem Date S.C.)

2.       Claims Payable by the Reinsurer - breakdown by:
         (i)   GMLB
         (ii)  GMDB
         (iii) Enhanced Death Benefit.

3.       Current Account Value by fund, and by:
         (i)   GMLB/GMDB (Issue Date S.C.)
         (ii)  GMLB/GMDB (Prem Date S.C.)
         (iii) Enhanced DB (Issue Date S.C.)
         (iv)  Enhanced DB (Prem Date S.C.)










                                                                              24
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                                   SCHEDULE C
                                   ----------

                                MONTHLY REPORTING
                                -----------------


Due fifteen days after each quarter end:


1.       Annualized unit return on each fund (for both Visionary and Visionary
         Choice).

2. Direct Premiums received by the Reinsured split by first year premium and renewal premium on existing policy (for both Visionary and Visionary Choice).

3. Current account value by fund, by sex, by attained age, and by GMLB/GMDB and Enhanced Death Benefit.

4. Net amount at risk by GMLB/GMDB and Enhanced Death Benefit, by attained age and sex.

ARTICLE LV - REINSURANCE PREMIUM (AMENDMENT)
             -------------------------------


The monthly risk premium rate shall be in accordance with the following Table:

-------------------------------------- -------------- ----------------- ----------------------------------------------
OPTIONS                                ANNUAL         MONTHLY           PRODUCTS
-------------------------------------- -------------- ----------------- ----------------------------------------------
GMLB/GMDB (Issue Date S.C.)(1)         16.50bp        1.3750bp          Applied to Visionary & Visionary Choice
                                                                        Products
-------------------------------------- -------------- ----------------- ----------------------------------------------
GMLB/GMDB (Issue  Date S.C.)(2)        19.00bp        1.5833bp          Applied to Visionary & Visionary Choice
                                                                        Products
-------------------------------------- -------------- ----------------- ----------------------------------------------
GMLB/GMDB (Prem. Date S.C.)(1)         14.50bp        1.2083bp          Applied to Visionary Choice product
-------------------------------------- -------------- ----------------- ----------------------------------------------
GMLB/GMDB (Prem. Date S.C.) (2)        16.30bp        1.3583bp          Applied to Visionary Choice product
-------------------------------------- -------------- ----------------- ----------------------------------------------
Enhanced DB (Issue Date S.C.)          24.75bp        2.0625bp          Applies to Visionary Choice product
-------------------------------------- -------------- ----------------- ----------------------------------------------
Enhanced DB (Prem. Date S.C.)          20.25bp        1.6875bp          Applies to Visionary Choice product
-------------------------------------- -------------- ----------------- ----------------------------------------------

1. GMLB/GMDB where the Living Benefit Date equals to the later of age 70 or 10 years from issue
2. GMLB/GMDB where the Living Benefit Date equals to 10 years from issue

The monthly risk premium to be paid by the Reinsured to the Reinsurer shall be calculated by multiplying the risk premium rate for each policy option cited in the above Table by one-half the sum of the account values for each policy option at the beginning and at the end of the month. Account Values, as used in this Agreement, shall mean the aggregate value of all reinsured policies for each policy option. The total monthly premium shall be the sum of all average account values multiplied by their appropriate risk premium rates in accordance with the Table set out in this Article.











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